UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2020

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

As previously disclosed, on February 14, 2020, Synaptics Incorporated (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, as borrower, the lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, relating to that certain Amended and Restated Credit Agreement, dated September 27, 2017 (as so amended, the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility in a principal amount of up to $200 million, which includes a $20 million sublimit for letters of credit and a $20 million sublimit for swingline loans. The material terms of the Amendment are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020, and the Amendment is expected to be filed with the Company’s next quarterly report in accordance with the rules and regulations of the SEC.

On March 30, 2020, the Company provided notice to the Administrative Agent under the Credit Agreement requesting to borrow $100 million under the Credit Agreement. After giving effect to such borrowing as of April 2, 2020, a total of $100 million remains available and $100 million is outstanding under the Credit Agreement. Borrowings under the Credit Agreement are scheduled to be repaid in full on the earlier of (i) September 27, 2022, and (ii) the date 91 days prior to the Maturity Date (June 15, 2022) of the Company’s convertible debt if the convertible debt is still outstanding by such date, subject to certain exceptions based on specific covenant calculations. The Company may repay amounts borrowed at any time without penalty.

Borrowings under the Credit Agreement bear interest at our election of a Base Rate plus an Applicable Margin or LIBOR plus an Applicable Margin. The Company has elected LIBOR plus an Applicable Margin. The Applicable Margin is based on a sliding scale which ranges from 100 basis points to 175 basis points for LIBOR loans.

The Company borrowed under the Credit Agreement in order to increase its cash position and preserve financial flexibility out of an abundance of caution as a result of the ongoing uncertainty and volatility in the global markets driven by the COVID-19 outbreak. The proceeds from the borrowing under the Credit Agreement initially will be held on the Company’s balance sheet and may be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: April 2, 2020	By:	/s/ Dean Butler
Dean Butler
Senior Vice President and Chief Financial Officer